UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2023, Hertz Global Holdings, Inc. (the “Company”) announced the appointment of Justin Keppy, 51, as Executive Vice President, Chief Operating Officer, with an anticipated start date of November 15, 2023. Since March 2020, Mr. Keppy has served as President, North America Residential & Light Commercial HVAC, for Carrier Global Corporation, a global provider of building and cold chain solutions across heating, ventilating and air conditioning (HVAC), refrigeration, fire, security and building automation technologies, as well as building services. Prior to this role, from November 2019, Mr. Keppy was Carrier’s Vice President & General Manager, Truck Trailer Americas, within its Refrigeration segment. Prior to joining Carrier, Mr. Keppy served as Vice President, North America JIT for Lear Corporation, a global provider of automotive technology in seating and e-systems, from June 2019 to November 2019, and as Vice President at Collins Aerospace, a global supplier of aerospace and defense products, created through a merger of UTC Aerospace and Rockwell Collins’ aerospace business, from December 2018 to June 2019. Before the merger Mr. Keppy served in a variety of leadership roles within UTC Aerospace Systems since August 2012, including serving as President, Sensors & Integrated Systems from July 2014 to December 2018.

Mr. Keppy earned an MBA from Harvard Business School and a bachelor's degree in Systems Engineering from the United States Military Academy, West Point where he was a distinguished graduate and awarded the Colonial Dames: XVII Century Award for Excellence in Systems Engineering.

Mr. Keppy’s offer letter provides that he will be employed on an at-will basis with an initial annual base salary of $1,250,000 and eligibility to participate in the Company’s annual short-term incentive plan with a target award of 100% of his base salary and in the Company’s annual long-term incentive plan with a target equity award of $2,500,000. For 2023, Mr. Keppy’s short-term incentive award and grant under the long-term incentive plan for the fiscal 2023 through 2025 cycle will be pro-rated for time worked.

In connection with the commencement of Mr. Keppy’s employment, he will receive a $750,000 cash award, subject to pro-rata repayment to the Company if he voluntary leaves his employment without ”Good Reason” or is terminated for “Cause,” in each case as defined in the offer letter, in the twenty-four months following his start date. This award is designed to compensate Mr. Keppy for foregone cash incentives with his prior employer. In addition, to compensate Mr. Keppy for foregone equity grants with his prior employer and otherwise incent him to join the Company, on his start date, he will receive (i) a time-vesting restricted stock unit grant with a value of $10,000,000 under the Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”), which will vest one-third per year on the anniversary of the grant date assuming continued employment, provided that the restricted stock units will vest immediately in the event Mr. Keppy voluntary leaves his employment for Good Reason or is terminated without Cause, and (ii) a time-vesting restricted stock unit grant with a value of $5,000,000 under the Omnibus Plan, 100% of which will vest on the fourth anniversary of the grant date assuming continued employment. The number of restricted stock units that Mr. Keppy will receive for each award will be determined by dividing the relevant value by the closing market price of the Company’s common stock on the Nasdaq National Market on the date of grant.

Mr. Keppy will also receive benefits generally available to other relocating executives, including relocation assistance in the form of a net cash payment of $100,000 plus expenses related to the movement of his household goods, subject to repayment to the Company of (x) 100% of such amounts if Mr. Keppy terminates his employment without good reason within twelve months of his start date or (y) 50% of such amounts if Mr. Keppy terminates his employment without good reason between twelve and twenty-four months of his start date. Mr. Keppy will also be eligible for use of a Hertz service vehicle for personal and professional use, and participation in other benefit programs available to executive officers of the Company, as well as reimbursement of legal fees up to $10,000 for the completion of his offer letter. Mr. Keppy shall also be a participant in the Company’s Severance Plan for Senior Executives (the “Severance Plan”) from the first day of his employment; until the third anniversary of Mr. Keppy’s start date he will be entitled to no less than the benefits currently set forth under the Severance Plan. During this three-year period, Mr. Keppy will be entitled to benefits no less favorable than those set forth in the Severance Plan in the event he voluntarily leaves his employment for Good Reason or, as provided in the Plan, he is terminated without Cause.

The selection of Mr. Keppy to serve as Executive Vice President, Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Keppy and any director or executive officer of the Company, and there are no transactions between Mr. Keppy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On October 24, 2023, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. dated October 24, 2023.
104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Secretary
Date: October 24, 2023